                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )



Filed by the Registrant                        [X]
Filed by a Party other than the Registrant     [ ]

Check the appropriate box:

[ ]   Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Section 240.14a-12



                                  MISONIX, INC.
                                  -------------
                (Name of Registrant as Specified In Its Charter)


                    -----------------------------------------
                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)   Title of each class of securities to which transaction applies:


           ----------------------------

      2)   Aggregate number of securities to which transaction applies:


           ----------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------

     4)   Proposed maximum aggregate value of transaction:


          ----------------------------

     5)   Total fee paid:


          ----------------------------


[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)   Amount Previously Paid:


          ----------------------------

     2)   Form, Schedule or Registration Statement No.:


          ----------------------------

     3)   Filing Party:


          ----------------------------

     4)   Date Filed:


          ----------------------------

                                 MISONIX, INC.
                           -------------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           -------------------------
                               JANUARY 20, 2004


TO THE SHAREHOLDERS OF
MISONIX, INC.:


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MISONIX, INC., a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 on Tuesday, January 20, 2004 at 10:00 a.m., or at any adjournment thereof, for the following purposes:


   1. To elect five Directors to the Board of Directors;


   2. To ratify the selection of Ernst & Young LLP as the Company's independent auditors; and


   3. To consider and act upon such other business as may properly come before this meeting or any adjournment thereof.


     The above matters are set forth in the Proxy Statement attached to this Notice to which your attention is directed.


     Only shareholders of record on the books of the Company at the close of business on December 16, 2003 will be entitled to vote at the Annual Meeting of Shareholders or at any adjournment thereof. You are requested to sign, date and return the enclosed Proxy at your earliest convenience in order that your shares may be voted for you as specified.


                                     By Order of the Board of Directors,




                                     RICHARD ZAREMBA
                                     Secretary


Dated: December 19, 2003
Farmingdale, New York

                                 MISONIX, INC.
                               1938 New Highway
                          Farmingdale, New York 11735

                     ------------------------------------

                                PROXY STATEMENT

                     ------------------------------------
                        ANNUAL MEETING OF SHAREHOLDERS
                           Tuesday, January 20, 2004


     The Annual Meeting of Shareholders of MISONIX, INC. (the "Company") will be held on Tuesday, January 20, 2004, at the Huntington Hilton Hotel, 598 Broad Hollow Road, Melville, New York 11747 at 10:00 a.m. for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. THE ENCLOSED PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR USE AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 20, 2004 AND AT ANY ADJOURNMENTS OF SUCH MEETING. The approximate date on which this proxy statement and the enclosed proxy are being first mailed to shareholders is December 19, 2003.


     If a proxy in the accompanying form is duly executed and returned, the shares represented by such proxy will be voted as specified. Any person executing a proxy may revoke it prior to its exercise either by letter directed to the Company or in person at the Annual Meeting.


VOTING RIGHTS


     On December 16, 2003 (the "Record Date"), the Company had outstanding 6,655,865 shares of its only class of voting securities, namely common stock, $.01 par value per share (the "Common Stock"). Shareholders are entitled to one vote for each share registered in their names at the close of business on the Record Date. The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of Directors. Therefore, the five nominees who receive the most votes will be elected. The affirmative vote of a majority of the votes cast at the Annual Meeting is required for the ratification of Ernst & Young LLP as the Company's independent auditors; on all other matters which may come before the Annual Meeting, the affirmative vote of a majority of the votes cast at the Annual Meeting is required. For purposes of determining whether proposals have received a majority vote, abstentions will not be included in the vote totals and, in instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy ("broker non-votes"), those votes will not be included in the vote totals. Therefore, abstentions and broker non-votes will be counted in the determination of a quorum and will have no effect on the vote for the election of Directors or ratification of Ernst & Young LLP.

                              SECURITY OWNERSHIP


     The following table sets forth as of December 8, 2003 certain information with regard to the ownership of the Company's Common Stock by (i) each beneficial owner of more than 5% of the Company's Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the "Summary Compensation Table" below; and (iv) all executive officers and Directors of the Company as a group. Unless otherwise stated, the persons named in the table have sole voting and investment power with respect to all Common Stock shown as beneficially owned by them.




                                           COMMON STOCK            PERCENT
NAME AND ADDRESS(1)                     BENEFICIALLY OWNED         OF CLASS
------------------------------------   --------------------   -----------------
Michael A. McManus, Jr. ............         1,032,450(2)            13.6%
Gary Gelman ........................           755,750(3)            11.2%
Howard Alliger .....................           579,608(4)             8.6%
Ronald Manna .......................           128,727(5)             1.9%
Richard Zaremba ....................            91,537(6)             1.4%
Daniel Voic ........................            39,167(7)               *
Kenneth Coviello ...................            33,867(8)               *
Bernard Berger .....................            20,000(9)               *
T. Guy Minetti .....................             5,000(10)              *
Thomas F. O'Neill ..................             5,000(11)              *
All executive officers and Directors
 as a group (ten people) ...........         2,691,106(12)           33.6%(13)

----------
*Less than 1%

(1) Except as otherwise stated, the business address of each of the named individuals in this table is c/o MISONIX, INC., 1938 New Highway, Farmingdale, New York 11735.

(2) Includes 912,500 shares of Common Stock which Mr. McManus has the right to acquire upon exercise of stock options, which are currently exercisable.

(3) Includes 65,000 shares of Common Stock which Mr. Gelman has the right to acquire upon exercise of stock options which are currently exercisable.

(4) Includes 115,000 shares of Common Stock which Mr. Alliger has the right to acquire upon exercise of stock options, which are currently exercisable.

(5) Includes 75,833 shares of Common Stock which Mr. Manna has the right to acquire upon exercise of stock options, which are currently exercisable.

(6) Includes 74,667 shares of Common Stock which Mr. Zaremba has the right to acquire upon exercise of stock options, which are currently exercisable.

(7) Includes 39,167 shares of Common Stock which Mr. Voic has the right to acquire upon exercise of stock options, which are currently exercisable.

(8) Includes 31,667 shares of Common Stock which Mr. Coviello has the right to acquire upon exercise of stock options, which are currently exercisable.

(9) Represents 20,000 shares of Common Stock which Mr. Berger has the right to acquire upon exercise of stock options, which are currently exercisable.

(10) Includes 5,000 shares of Common Stock which Mr. Minetti has the right to acquire upon exercise of stock options, which are currently exercisable.

(11) Includes 5,000 shares of Common Stock which Mr. O'Neill has the right to acquire upon exercise of stock options, which are currently exercisable.

(12)  Includes the shares of Common Stock indicated in notes
      (2),(3),(4),(5),(6),(7),(8),(9),(10) and (11).


(13) Based upon 6,655,865 outstanding shares of Common Stock and presently exercisable options to acquire 1,343,834 shares of Common Stock held by the persons noted.

                                 PROPOSAL ONE


                             ELECTION OF DIRECTORS

     The Company currently has five Directors. The term of each Director expires at the Annual Meeting, with Messrs. Alliger, Gelman, Minetti, O'Neill and McManus standing for reelection for a term of one year. The following table contains information regarding all Directors and executive officers of the
Company:




                                                                                             DIRECTOR
NAME                                 AGE    POSITION WITH COMPANY                             SINCE
---------------------------------   -----   ---------------------------------------------   ---------
Gary Gelman .....................   56      Chairman of the Board of Directors                1995
Howard Alliger ..................   76      Director                                          1971
T. Guy Minetti ..................   52      Director                                          2003
Thomas F. O'Neill ...............   57      Director                                          2003
Michael A. McManus, Jr. .........   60      Director, President and Chief Executive           1998
                                            Officer
Richard Zaremba .................   48      Vice President and Chief Financial Officer,         --
                                            Secretary and Treasurer
Kenneth Coviello ................   51      Vice President -- Medical Devices                   --
Dan Voic ........................   41      Vice President of Research and Development          --
                                            and Engineering
Bernhard Berger .................   41      Vice President of Industrial/Scientific             --
                                            Products
Ronald Manna ....................   49      Vice President of New Product Development           --
                                            and Regulatory Affairs

    PRINCIPAL OCCUPATIONS AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE
                                    OFFICERS

     The following is a brief account of the business experience for the past five years of the Company's Directors:

GARY GELMAN, the founder of American Claims Evaluation, Inc., a publicly-traded company engaged in auditing hospital bills and providing vocational rehabilitation counseling, has been Chairman of the Board and a Director of that company for more than ten years. Since 1973, Mr. Gelman has also been Chief Executive Officer of American Para Professional Systems, Inc., a privately-held entity, which provides nurses who perform physical examinations of applicants for life and/or health insurance for insurance companies. He received a BA degree from Queens College. Mr. Gelman became Chairman of the Board of the Company in March 1996.

HOWARD ALLIGER founded the Company's predecessor in 1955 and the Company was a sole proprietorship until 1960. The Company name then was Heat Systems-Ultrasonics. Mr. Alliger was President of the Company until 1982 and Chairman of the Board until 1996. He has been awarded 25 patents and has published various papers on ultrasonic technology. In 1959, Mr. Alliger sold the first sonicator in the United States. For three years, ending in 1991, Mr. Alliger was the President of the Ultrasonic Industry Association. Mr. Alliger holds a BA degree in Economics from Allegheny College and attended Cornell University School of Engineering for four years. He has also established, and is President of, two privately-held entities, which are engaged in pharmaceutical research and development.

T. GUY MINETTI currently serves as the Vice Chairman of the Board of Directors of 1-800-Flowers.Com, a publicly-traded specialty gift retailer based in Westbury, New York. Before joining 1-800-Flowers.Com in 2000, Mr. Minetti was the Managing Director of Bayberry Advisors, an investment-banking firm he founded in 1989 to provide corporate finance advisory services to small-to-medium-sized businesses. From 1981 through 1989, Mr. Minetti was a Managing Director of the investment-banking firm, Kidder, Peabody & Company. While at Kidder, Peabody, Mr. Minetti worked in the investment banking and high yield bond departments.

THOMAS F. O'NEILL, a founding principal of Sandler O'Neil & Partners L.P., an investment-banking firm, began his Wall Street career at L.F. Rothschild in 1972. At Rothschild, Mr. O'Neill specialized in working with financial institutions in Rothschild's Bank Service Group. He was appointed Managing Director of the Bank Service Group, a group comprised of fifty-five professionals, in 1985 and became a Bear Stearns Managing Director and Co-Manager of the Group. Mr. O'Neill is a graduate of New York University and a veteran of the United States Air Force.

MICHAEL A. MCMANUS, JR. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in Economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, American Home Mortgage Holdings, Inc., NWH, Inc. and Novavax, Inc.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THESE NOMINEES AS DIRECTORS.

     The following is a brief account of the business experience for the past five years of the Company's executive officers:

MICHAEL A. MCMANUS, JR. became President and Chief Executive Officer of the Company on October 30, 1998. Prior to this, he served as President and Chief Executive Officer of New York Bancorp Inc. from 1991 through March 1998 and as a director of such company from 1990 through March 1998. He also served as President and Chief Executive Officer of Home Federal Savings Bank, the principal subsidiary of New York Bancorp Inc., from February 1995 through March 1998. From 1990 through November 1991, Mr. McManus was President and Chief Executive Officer of Jamcor Pharmaceuticals Inc. Mr. McManus served as an Assistant to the President of the United States from 1982 to 1985 and held positions with Pfizer Inc. and Revlon Group. Mr. McManus received a BA in Economics from the University of Notre Dame and a JD from the Georgetown University Law Center. He serves as a member of the Board of Directors of the United States Olympic Committee, American Home Mortgage Holdings, Inc., NWH, Inc. and Novavax, Inc.

RICHARD ZAREMBA became Vice President and Chief Financial Officer in February 1999. Mr. Zaremba became Secretary and Treasurer in March 1999. From March 1995 to February 1999, he was the Vice President and Chief Financial Officer of Comverse Information Systems, Inc., a manufacturer of digital voice recording systems. Previously, Mr. Zaremba was Vice President and Chief Financial Officer of Miltope Group Inc., a manufacturer of electronic equipment. Mr. Zaremba is a licensed certified public accountant in the State of New York and holds BBA and MBA degrees in Accounting from Hofstra University.

KENNETH COVIELLO became Vice President -- Medical Devices in June 2000. Prior to joining the Company he was Vice President -- Sales and Marketing at FNC Medical Corp. Mr. Coviello was Vice President of Graham Field Health Products, Inc. from 1992 to 1998 and President of Lumex, a medical products manufacturer and a division of Lumex/Cybex Inc., from 1986 to 1991. Mr. Coviello holds a BS degree in Marketing from Long Island University.

DAN VOIC became Vice President of Research and Development and Engineering in January 2002. Prior thereto, he served as Engineering Manager and Director of Engineering with the Company. Mr. Voic has approximately 14 years experience in both medical and industrial product development. Mr. Voic holds a MS degree in mechanical engineering from Polytech University "Traian Vuia" of Timisoara, Romainia and a MS degree in Applied Mechanics from Polytechnic University of New York.

BERNHARD BERGER became Vice President of Industrial/Scientific Products in May 2001. Mr. Berger has approximately 20 years of sales and engineering experience in Ultrasound Products and Process Control

Instrumentation. From 1995 through 2000, he was Sales Manager-Worldwide for the Ultrasonic Product Division of Introltek International, an Edgewood, New York-based manufacturer of process instrumentation. Mr. Berger holds a BS degree in Chemistry from Adelphi University.

RONALD MANNA became Vice President of New Product Development and Regulatory Affairs of the Company in July 2002. For more than five years prior thereto, Mr. Manna served as the Vice President -- Operations of the Company. Mr. Manna holds a BS degree in Mechanical Engineering from Hofstra University.

                                      ***


MEETINGS OF THE BOARD OF DIRECTORS

     During the fiscal year ended June 30, 2003, the Board of Directors held four meetings and the Stock Option Committee held one meeting. The Audit Committee met four times and the Compensation Committee met once during the last fiscal year. No Director attended less than 75% of the aggregate of the total number of meetings of the Board of Directors and meetings of Committees of which he was a member that were held during the Company's last fiscal year.


COMMITTEES OF THE BOARD

     Currently, the only standing committees of the Board of Directors of the Company are its Stock Option Committees, the Audit Committee and the Compensation Committee. The Stock Option Committee for the 1996 Employee Stock Option Plan, the 1998 Employee Stock Option Plan and the 2001 Employee Stock Option Plan consists of Messrs. Gelman, Alliger, Minetti and O'Neill. The Stock Option Committees for both the 1991 Employee Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan consist of Messrs. Gelman, McManus, Alliger, Minetti and O'Neill, the entire Board of Directors. The Stock Option Committees are responsible for administering the Company's stock option plans.

     The Audit Committee consists of Messrs. Gelman, Minetti and O'Neill. The functions of the Audit committee are to recommend to the Board of Directors the selection, retention, or termination of its independent auditors; determine through consultation with management the appropriateness of the scope of the various professional services provided by the independent auditors, and consider the possible effect of the performance of such services on the independence of the auditors; review the arrangements and the proposed overall scope of the annual audit with management and the independent auditors; discuss matters of concern to the Audit Committee with the independent auditors and management relating to the annual financial statements and results of the audit; obtain from management, the independent auditors and the Chief Financial Officer their separate opinions as to the adequacy of the Company's system of internal accounting control; review with management and the independent auditors the recommendations made by the auditors with respect to changes in accounting procedures and internal accounting control; discuss with management any concerns the Audit Committee may have with regard to the Company's business practices and hold regularly scheduled meetings, separately and jointly, with representatives of management, the independent auditors and the Chief Financial Officer to make inquiries into and discuss their activities; and review the overall activities of the Company's internal auditors. Our Board of Directors has determined that all members of the Audit Committee are "independent" as defined by the standards of the NASDAQ National Market. Our Board of Directors has adopted a written charter for the Audit Committee.

     The Compensation Committee consists of Messrs. Gelman, Alliger, Minetti and O'Neill. The Compensation Committee is responsible for considering and authorizing remuneration arrangements for senior management.


DIRECTOR COMPENSATION

     Each non-employee Director receives an annual fee of $15,000. In addition, Mr. Gelman receives a special Chairman's fee of $15,000 per year. For the fiscal year ended June 30, 2003, Mr. Minetti and Mr. O'Neill were each granted options to purchase 15,000 shares of Common Stock. Each non-employee Director is also reimbursed for reasonable expenses incurred while traveling to attend meetings of the Board of Directors or while traveling in furtherance of the business of the Company.

                                AUDIT COMMITTEE

     The Audit Committee has furnished the following report. The information contained in the "Audit Committee Report" is not to be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference into such filings.


AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements contained in the Company's Annual Report on Form 10-K for the year ended June 30, 2003 with management; has discussed with the independent auditors the matters required to be discussed by statement of Auditors Standards No. 61, Communication with Audit Committees, as amended by statement on Auditing Standards No. 90, Audit Committee Communications, as well as our Audit Committee Charter; has discussed with the independent auditors the independent auditors' independence; and has the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on the review and discussions of the above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended June 30, 2003 for filing with the Securities and Exchange Commission.


Reported upon by the Audit Committee

   Gary Gelman
   T. Guy Minetti
   Thomas F. O'Neill


                                      ***


                            EXECUTIVE COMPENSATION

     The following report and the performance graph on page 11 do not constitute soliciting materials and are not considered filed or incorporated by reference into any other of the Company's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless the Company states otherwise.


REPORT OF THE COMPENSATION COMMITTEE

     COMPENSATION POLICIES. The principal goal of the Company's compensation program as administered by the Board of Directors is to help the Company attract, motivate and retain the executive talent required to develop and achieve the Company's strategic and operating goals with a view to maximizing shareholder value. The key elements of this program and the objectives of each element are as follows:

     BASE SALARY. Base salaries paid to the Company's executive officers are intended to be competitive with those paid to executives holding comparable positions in the marketplace. Individual performance and the Company's performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual goals in a manner consistent with operating and financial performance.

     BONUSES. Annual cash bonuses are intended to motivate performance by creating the potential to earn incentive awards that are contingent upon personal and business performance. The Company sets goals of revenue and profitability for each segment.

     LONG TERM INCENTIVES. The Company provides its executive officers with long-term incentive compensation through grants of stock options under the Company's stock option plans. The grant of stock options aligns the executive's interest with those of the Company's shareholders by providing the executive with an opportunity to purchase and maintain an equity interest in the Company's stock and to share in the appreciation of its value. In fiscal 2003 options to purchase 260,000 shares of Common Stock were granted to the Company's executive officers.


     CEO'S COMPENSATION. Michael A. McManus is entitled to receive an annual base salary of $275,000 and is entitled to receive a minimum bonus of $250,000 and a maximum bonus of $350,000 per year based on the Company's pretax operating earnings. Mr. McManus also received options to purchase 125,000 shares of Common Stock at a purchase price of $4.66 per share. The factors involved in determining the CEO's compensation are the Company's revenues and profits, his lengthy experience and business acumen, his responsibilities, and the efforts exerted by him in performance of his duties. The options to purchase the 125,000 shares vest as follows: 50% of the options vested immediately and the balance vest on November 1, 2004. The options expire on the tenth anniversary of the date of grant.


Reported upon by the Compensation Committee


   Gary Gelman
   Howard Alliger
   T. Guy Minetti
   Thomas F. O'Neill


                                     * * *

     The following table sets forth for the fiscal years indicated the compensation paid by the Company to its Chief Executive Officer and other executive officers with annual compensation exceeding $100,000:


                          SUMMARY COMPENSATION TABLE




                                               ANNUAL COMPENSATION (1)           LONG TERM COMPENSATION
                                            ------------------------------   -------------------------------
                                                                                                   AWARDS
                                                                                                ------------
                                                                                                 SECURITIES
                                              FISCAL YEAR                                        UNDERLYING
NAME AND PRINCIPAL POSITION                  ENDED JUNE 30     SALARY ($)        BONUS ($)       OPTIONS (#)
-----------------------------------------   ---------------   ------------   ----------------   ------------
Michael A. McManus, Jr.                           2003           275,000          100,000(2)      150,000
President and Chief                               2002           275,000          150,000         150,000
Executive Officer                                 2001           266,687          250,000         250,000

Richard Zaremba                                   2003           154,121            1,595          40,000
Vice President, Chief                             2002           150,000           28,000          32,000
Financial Officer, Secretary                      2001           135,610           33,000          30,000
and Treasurer

Kenneth Coviello                                  2003           135,093            2,562          35,000
Vice President -- Medical Devices                 2002           130,000           15,000          15,000
                                                  2001           126,620                0          10,000

Dan Voic                                          2003           116,645           12,129          10,000
Vice President of Research and                    2002            97,729           10,000           6,500
Development and Engineering                       2001            92,519            6,000           7,500

Bernhard Berger                                   2003           108,748           17,021          20,000
Vice President of Industrial/Scientific           2002           105,000            3,000           5,000
Products                                          2001            15,952                0          10,000

Ronald Manna                                      2003           114,231            1,000           5,000
Vice President of New Product                     2002           121,072           10,000          10,000
Development and Regulatory Affairs                2001           116,340           25,000               0

----------
(1) No other annual compensation is shown because the amounts of perquisites and other non-cash benefits provided by the Company do not exceed the lesser of $50,000 or 10% of the total annual base salary and bonus disclosed in this table for the named officer.
(2) Mr. McManus volunteered to receive a reduced bonus from the guaranteed amount.


EMPLOYMENT AGREEMENTS

     The Company has entered into an employment agreement with Mr. McManus providing for his employment as President and Chief Executive Officer. The term of the agreement expires on October 31, 2004 and is automatically renewable for one-year periods unless 60 days notice is given by the Company or Mr. McManus declines to renew the agreement. The agreement provides for an annual salary of $275,000 and a Company provided automobile. The agreement also provides for an annual bonus based on the Company's pretax operating earnings of up to $350,000 with a minimum guaranteed bonus of $250,000. Mr. McManus also was granted options to purchase 125,000 shares of the Company's Common Stock at an exercise price of $4.66 per share. The options vest as follows: 50% vested immediately and the balance vests on November 1, 2004. Mr. McManus will also receive such benefits as are generally provided to other executives of the Company. Upon the occurrence of certain "Changes in Control" events (as defined in the agreement), Mr. McManus will receive a one-time payment equal to his annual base salary and a bonus of no less than $250,000.

     In conformity with the Company's policy, all of its Directors, officers and employees execute confidentiality and nondisclosure agreements upon the commencement of employment with the Com-pany. The agreements generally provide that all inventions or discoveries by the employee related to the Company's business and all confidential information developed or made known to the employee during the term of employment shall be the exclusive property of the Company and shall not be disclosed to third parties without prior approval of the Company. Mr. Manna has an agreement with the Company which provides for the payment of six months severance upon his termination for any reason. Mr. Zaremba has an agreement for payment of six months annual base salary upon a change in control of the Company. The Company's employment agreement with Mr. McManus also contains non-competition provisions that preclude him from competing with the Company for a period of 18 months from the date of his termination of employment.


OPTION GRANTS IN LAST FISCAL YEAR

     The following table contains information concerning options granted to executive officers named in the Summary Compensation Table during the fiscal year ended June 30, 2003:


                               INDIVIDUAL GRANTS

                                                                                        POTENTIAL REALIZABLE
                                                                                               VALUE
                                                                                         AT ASSUMED ANNUAL
                                NUMBER OF                                               RATES OF STOCK PRICE
                               SECURITIES      % OF TOTAL                                  APPRECIATION FOR
                               UNDERLYING   OPTIONS GRANTED                                  OPTION TERM
                                 OPTIONS    TO EMPLOYEES IN     EXERCISE     EXPIRATION ---------------------
NAME                           GRANTED (#)    FISCAL YEAR     PRICE ($/SH)      DATE      5% ($)    10% ($)
----------------------------- ------------ ----------------- -------------- ----------- --------- ----------
Michael A. McManus, Jr. .....   150,000            57.7           5.10      9/30/2012    481,500  1,219,500
Richard Zaremba .............    40,000            15.4           5.10      9/30/2012    128,400    325,200
Kenneth Coviello ............    35,000            13.5           5.10      9/30/2012    112,350    284,550
Dan Voic ....................    10,000             3.8           5.10      9/30/2012     32,100     81,300
Bernhard Berger .............    20,000             7.7           5.10      9/30/2012     64,200    162,600
Ronald Manna ................     5,000             1.9           5.10      9/30/2012     16,050     40,650

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     No options were exercised by any executive officer named in the Summary Compensation Table during the fiscal year ended June 30, 2003. The following table contains information concerning the number and value, at June 30, 2003, of unexercised options held by executive officers named in the Summary
Compensation Table:



                                                                                VALUE OF UNEXERCISED
                                      NUMBER OF SECURITIES UNDERLYING           IN-THE-MONEY OPTIONS
                                     UNEXERCISED OPTIONS AT FY-END (#)             AT FY-END ($)
NAME                                    (EXERCISABLE/UNEXERCISABLE)        (EXERCISABLE/UNEXERCISABLE)(1)
---------------------------------   -----------------------------------   -------------------------------
Michael A. McManus, Jr. .........                  850,000/0                         12,000/0
Richard Zaremba .................              64,000/53,000                         3,600/0
Kenneth Coviello ................              26,667/23,333                         0/0
Ronald Manna ....................              72,500/10,000                         3,600/0
Dan Voic ........................              37,000/11,000                         900/0
Bernhard Berger .................              21,667/10,000                         0/0

----------
(1) Fair market value of underlying securities (the closing price of the Company's Common Stock on the National Association of Securities Dealers Automated Quotation System at fiscal year end (June 30, 2003)) minus the exercise price.


STOCK OPTIONS

     In September 1991, in order to attract and retain persons necessary for the success of the Company, the Company adopted a stock option plan (the "1991 Plan") which covers up to 375,000 shares of Common Stock. Pursuant to the 1991 Plan, officers, Directors, consultants and key employees of the

Company are eligible to receive incentive and/or non-incentive stock options. At June 30, 2003 options to purchase 30,000 shares of Common Stock were outstanding under the 1991 Plan at an exercise price of $7.38 per share with a vesting period of two years, options to purchase 327,750 shares of Common Stock had been exercised and options to purchase 47,250 shares have been forfeited (of which options to purchase 30,000 shares have been reissued). No more options can be granted under the 1991 Plan.

     In March 1996, the Board of Directors approved the 1996 Employee Incentive Stock Option Plan covering an aggregate of 450,000 shares of Common Stock (the "1996 Plan") and the 1996 Non-Employee Director Stock Option Plan (the "1996 Directors Plan") covering an aggregate of 1,125,000 shares of Common Stock of the Company. At June 30, 2003, options to purchase 312,207 shares of Common Stock were outstanding at exercise prices ranging from $3.07 to $18.50 with a vesting period of immediate to three years under the 1996 Plan and options to acquire 773,500 shares of Common Stock were outstanding at exercise prices ranging from $0.73 to $7.10 with a vesting period of immediate to two years under the 1996 Directors Plan. At June 30, 2003, options to purchase 97,195 shares of Common Stock under the 1996 Plan have been exercised and options to purchase 182,543 shares of Common Stock have been forfeited (of which options to purchase 141,945 shares have been reissued). At June 30, 2003, options to purchase 703,500 shares of Common Stock under the 1996 Directors Plan have been exercised and options to purchase 40,000 shares have been forfeited, of which none have been reissued.

     In October 1998, the Board of Directors adopted and in January 1999, the shareholders approved the 1998 Employee Stock Option Plan (the "1998 Plan") covering an aggregate of 500,000 shares of Common Stock of the Company. At June 30, 2003, options to purchase 462,225 shares of Common Stock were outstanding under the 1998 Plan at exercise prices ranging from $3.07 to $7.31 per share with a vesting period of immediate to two years. At June 30, 2003, options to purchase 7,250 shares of Common Stock under the 1998 Plan have been exercised and options to purchase 58,950 shares of Common Stock under the 1998 Plan have been forfeited (of which options to purchase 28,925 shares have been reissued).


     In October 2000, the Board of Directors adopted and in February 2001, the shareholders approved the 2001 Employee Stock Option Plan (the "2001 Plan") covering an aggregate of 1,000,000 shares of Common Stock of the Company. At June 30, 2003, options to purchase 595,079 shares of Common Stock were outstanding under the 2001 Plan at exercise prices ranging from $5.10 to $6.07 per share with a vesting period of one to three years. At June 30, 2003, options to purchase 35,315 shares of Common Stock have been forfeited and no options have been exercised or reissued.

     The plans are administered by the Board of Directors with the right to designate a committee. The selection of participants, allotments of shares, determination of price and other conditions relating to options are determined by the Board of Directors, or a committee thereof, in its sole discretion. Incentive stock options granted under the plans are exercisable for a period of up to ten years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive stock option granted under the plans to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Options shall become exercisable at such time and in such installments as the Board of Directors shall provide in the terms of each option agreement.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Gelman, the Chairman of the Board of Directors, Mr. Alliger, Mr. Minetti and Mr. O'Neill are the members of the Compensation Committee. No Company executive officer currently serves on the Compensation Committee or any similar committee of another public company, one of whose executive officers sits on the Compensation Committee of the Company.


SHARE PERFORMANCE GRAPH

     The following graph compares the cumulative total return on the Company's Common Stock during the last five fiscal years with the NASDAQ Total U.S. and Foreign Return Index and the NASDAQ Medical Devices, Index during the same period. The graph shows the value, at the end of each of the last five fiscal years, of $100 invested in the Common Stock or the indices on June 30, 1999. The graph depicts the change in value of the Company's Common Stock relative to the noted indices as of the end of each fiscal year and not for any interim period. Historical stock price performance is not necessarily indicative of future stock price performance.




                                                     1999     2000     2001     2002     2003
                                                    ------   ------   ------   ------   -----
MISONIX, INC. .....................................   100      123      113     98         51
NASDAQ Total U.S. and Foreign Return Index ........   100      148       80     55         61
NASDAQ Medical Devices, Instruments and
 Supplies Index ...................................   100      115      108     98        105

                               [GRAPHIC OMITTED]

                               NASDAQ TOTAL       NASDAQ MEDICAL DEVICES,
             MISONIX, INC    U.S. AND FOREIGN        INSTRUMENTS AND
                               RETURN INDEX           SUPPLIES INDEX
-------------------------------------------------------------------------
1999              100              100                      100
2000              123              148                      115
2001              113               80                      108
2002               98               55                       98
2003               51               61                      105


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, Directors and persons who own more than ten percent of a registered class of the Company's equity securities ("Reporting Persons") to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. (the "NASD"). These Reporting Persons are required by SEC regulation to furnish the Company with copies of all Forms 3, 4 and 5 they file with the SEC and NASD. Based solely on the Company's review of the copies of the forms it has received, the Company believes that all Reporting Persons complied on a timely basis with all filing requirements applicable to them with respect to transactions during fiscal year 2003.

                                 PROPOSAL TWO


                                  ACCOUNTANTS

     The Board of Directors has selected the firm of Ernst & Young LLP to act as the Company's independent auditors, subject to ratification by the shareholders. A representative of Ernst & Young LLP is expected to be available either personally or by telephone hookup at the Annual Meeting to respond to appropriate questions from shareholders and will be given the opportunity to make a statement if he desires to do so.


AUDIT FEES:

     Ernst & Young LLP billed the Company $137,800 in the aggregate for services rendered for the audit of the Company's annual financial statements for the Company's 2003 fiscal year and the review of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q for the Company's 2003 fiscal year.


ALL OTHER FEES:

     Ernst & Young LLP has billed the Company $29,800 in the aggregate for professional services rendered for all other services other than those covered in the section captioned "Audit Fees" for the Company's 2003 fiscal year. These other services include (i) assistance with regulatory filings, (ii) audit of the Company's 401K plan, (iii) consultations on the effects of various accounting issues and changes in professional statements and (iv) income tax returns for Labcaire, the Company's UK subsidiary.


THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE RETENTION OF ERNST & YOUNG LLP.


                           MISCELLANEOUS INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any business other than that specified above to come before the Annual Meeting, but, if any other business does lawfully come before the Annual Meeting, it is the intention of the persons named in the enclosed Proxy to vote in regard thereto in accordance with their judgment.

     The Company will pay the cost of soliciting proxies in the accompanying form and as set forth below. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit proxies by telephone, telegraph or personal interview without additional remuneration therefor.


                             SHAREHOLDER PROPOSALS

     Shareholder proposals with respect to the Company's next Annual Meeting of Shareholders must be received by the Company no later than August 23, 2004 to be considered for inclusion in the Company's next proxy statement. Under the SEC's proxy rules, proxies solicited by the Board of Directors for the 2004 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any shareholder proposal not included in the Company's proxy statement if the Company does not receive notice of such proposal on or before November 4, 2004, unless the 2004 Annual Meting is not held within 30 days before or after the anniversary date of the 2003 Annual Meeting.

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended June 30, 2003 has been provided to all shareholders. Shareholders are referred to the Report for financial and other information about the Company, but such Report is not incorporated in this Proxy Statement and is not part of the proxy soliciting material.

                                                By Order of the Board of
Directors,

Dated: December 19, 2003
Farmingdale, New York                               RICHARD ZAREMBA
                                                        Secretary

                                 MISONIX, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Gary Gelman and Michael A. McManus, Jr., as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock held of record by the undersigned on December 16, 2003 at the Annual Meeting of Shareholders to be held on January 20, 2004 or any adjournment thereof.


                      PLEASE MARK, SIGN, DATE AND RETURN
               THE PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED


1. Election of Directors: GARY GELMAN, MICHAEL A. MCMANUS, JR., HOWARD ALLIGER,
                          T. GUY MINETTI, THOMAS F. O'NEILL



        FOR all Nominees       WITHHOLD AUTHORITY          (INSTRUCTION: To withhold authority
        listed (except as            to vote               to vote for one or more individual
   marked to the contrary)     for all Nominees listed     nominees write the nominee's name(s)
             [ ]                         [ ]               in the line provided below).

--------------------------------------------------------------------------------

2. Approval of the selection of Ernst & Young LLP as the Company's independent accountants.


                          FOR     AGAINST     ABSTAIN
                          [ ]       [ ]         [ ]


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND PROPOSAL 2.


                                                PLEASE SIGN EXACTLY AS NAME
                                                APPEARS HEREON.


                                                -------------------------------

                                                (Signature)

                                                -------------------------------

                                                (Signature if held jointly)


                                                Dated:
                                                ---------------------------
                                                When shares are held by joint
                                                tenants, both should sign. When
                                                signing as attorney, as
                                                executor, administrator,
                                                trustee, or guardian, please
                                                give full title as such. If a
                                                corporation, please sign in
                                                full corporate name by
                                                President or other authorized
                                                officer. If a partnership,
                                                please sign in partnership name
                                                by authorized person. Please
                                                note any change in your address
                                                alongside the address as it
                                                appears in the proxy.

                                                PLEASE MARK IN BLUE OR BLACK
                                                INK, SIGN, DATE AND RETURN THE
                                                PROXY CARD PROMPTLY USING THE
                                                ENCLOSED ENVELOPE.